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                                                                   EXHIBIT 10.82





                               SERVICING AGREEMENT






                            DATED AS OF JUNE 26, 1998


                                     BETWEEN


                            MEGO MORTGAGE CORPORATION

                                       AND

                       CITY MORTGAGE SERVICES, AS SERVICER





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                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE I DEFINITIONS.............................................................................................1

ARTICLE II ENGAGEMENT OF SERVICER.................................................................................8

Section 2.01.  Contract for Servicing; Possession of Servicing Files..............................................8
Section 2.02.  Representations, Warranties and Covenants of the Corporation......................................10
Section 2.03.  Representations, Warranties and Covenants of Servicer.............................................11
Section 2.04.  Covenants Relating to Mortgage Loans..............................................................13

ARTICLE III ASSIGNMENT OF AGREEMENT..............................................................................13

Section 3.01.  Assignment of Owners' Rights......................................................................13
Section 3.02.  Delegation of Owners' Rights and Duties...........................................................14
Section 3.03.  Delegation of Servicing Obligations...............................................................14

ARTICLE IV SERVICING DUTIES OF SERVICER..........................................................................15

Section 4.01.  Servicing of Mortgage Loans.......................................................................15
Section 4.02.  Collections and Remittances.......................................................................16
Section 4.03.  Advances..........................................................................................17
Section 4.04.  Reimbursement of Advances.........................................................................17
Section 4.05.  Collection of Insurance Premiums, Taxes and Assessments...........................................18
Section 4.06.  Assumptions.......................................................................................18
Section 4.07.  Realization upon Defaulted Mortgage Loans.........................................................20
Section 4.08.  Reports...........................................................................................21
Section 4.09.  Maintenance of Hazard Insurance...................................................................22
Section 4.10.  Release of Mortgage Loans.........................................................................24
Section 4.11.  Maintenance of Fidelity Bond and Errors and Omissions Insurance...................................25
Section 4.12.  Financial and Other Information...................................................................25
Section 4.13.  Liability of Servicer for Expenses of Owners......................................................26
Section 4.14.  Servicing Compensation............................................................................26
Section 4.15.  Notification of Adjustments.......................................................................27

ARTICLE V TERMINATION AND LIABILITIES............................................................................28

Section 5.01.  Limitation on Resignation and Assignment by the Servicer..........................................28
Section 5.02.  Termination for Cause.............................................................................28
Section 5.03.  Early Termination.................................................................................29
Section 5.04.  Transfer of Terminated Servicer's Servicing.......................................................30



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

Section 5.05.  Access to Servicer's Records and Agreement to Pay Attorneys' Fees.................................30
Section 5.06.  No Remedy Exclusive...............................................................................31
Section 5.07.  Limitation on Liability of the Servicer and Others................................................31
Section 5.08.  Merger or Consolidation of the Servicer...........................................................32

ARTICLE VI GENERAL PROVISIONS....................................................................................32

Section 6.01.  Amendments, Changes and Modifications.............................................................32
Section 6.02.  Governing Law.....................................................................................32
Section 6.03.  Notices...........................................................................................32
Section 6.04.  Severability......................................................................................33
Section 6.05.  Further Assurances and Corrective Instruments.....................................................33
Section 6.06.  Term of Agreement.................................................................................33
Section 6.07.  Survival of Obligations and Covenants.............................................................33
Section 6.08.  Forms and Reports.................................................................................33
Section 6.09.  Indemnification...................................................................................33
Section 6.10.  Servicer as Independent Contractor................................................................34
Section 6.11.  Counterparts......................................................................................34


Exhibit A      Permitted Investments
Exhibit B      Monthly Accounting Package
Exhibit C      Form of Request for Release
Exhibit D      Form of Annual Statement as to Compliance






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                               SERVICING AGREEMENT


         This SERVICING AGREEMENT, dated as of June 26, 1998 (the same, as amended or supplemented from time to time, the "Agreement"), is made and entered into by and between MEGO MORTGAGE CORPORATION, a Delaware corporation (the "Corporation"), and CITY MORTGAGE SERVICES, a division of City National Bank of West Virginia, a national banking association (together with its successors and permitted assigns, the "Servicer").


                                   WITNESSETH:

         WHEREAS, Servicer is engaged in the business of servicing one-to-four family mortgage loans for investors;

         WHEREAS, Servicer desires to service certain Mortgage Loans (as defined below) owned by the Corporation or, following the sale or pooling and securitization thereof, by the purchasers or other subsequent owners thereof, and the Corporation desires Servicer's services as such a servicer; and

         WHEREAS, the Corporation and Servicer desire to execute this Agreement to define each party's rights, duties and obligations relating to the servicing of such Mortgage Loans.

         NOW, THEREFORE, in consideration of these premises and of the mutual agreements herein set forth, and for good and valuable consideration the receipt of which is hereby acknowledged, the Corporation and Servicer each agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         The following terms shall have the respective meanings specified below, and the definitions of such terms are equally applicable to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms.

         125 MORTGAGE LOANS: Any Mortgage Loan as to which the original principal amount plus the amount of any Liens senior in priority to the Mortgage Loan exceeds the appraised value of the Mortgaged Property.

         ADVANCE:  Any of an Expense Advance or T&I Advance.

         AFFILIATE: As to any Person, each other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person in question.

         AGREEMENT: This Servicing Agreement, including all amendments or supplements hereto.



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         BOARDING: The electronic or manual transmission to and acceptance by the Servicer of all servicing data pertaining to a Mortgage Loan to be serviced by the Servicer pursuant to this Agreement.

         BUSINESS DAY: Any day other than a Saturday, Sunday or other day on which banking or thrift institutions located in Charleston, West Virginia, Atlanta, Georgia, or Wyomissing, Pennsylvania, are authorized or obligated by Law to be closed.

         CODE: The Internal Revenue Code of 1986, as amended.

         COLLECTION ACCOUNT: An Eligible Account maintained by the Servicer into which are deposited all monies received by the Servicer on account of the Mortgage Loans and other mortgage loans serviced by the Servicer.

         DEBTOR RELIEF LAWS: Any applicable liquidation, bankruptcy, conservatorship, insolvency, rearrangement, moratorium, reorganization, or similar Laws affecting the rights of creditors generally from time to time in effect.

         DESIGNEE SERVICER: As defined in Section 5.04.

         DUE DATE: For any Mortgage Loan, a date on which a Monthly Payment is due thereon, excluding any applicable grace period.

         DUE PERIOD: With respect to any Mortgage Loan and any Remittance Date, the period commencing on the day following the second preceding Due Date and ending at the close of business on the immediately preceding Due Date therefor.

         ELIGIBLE ACCOUNT: One or more accounts (i) that are maintained with a Qualified Bank, (ii) the deposits in which are fully insured by the FDIC, (iii) the deposits in which are insured by the FDIC (to the limit established by the FDIC), and, to the extent deposits in such account exceed amounts covered by such insurance, such deposits are continuously invested in Permitted Investments or (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity.

         ESCROW ACCOUNT: An account or accounts into which shall be deposited all Escrow Payments received with respect to the Mortgage Loan(s) for which funds are required to be escrowed.

         ESCROW PAYMENTS: With respect to a Mortgage Loan, all moneys collected to (i) obtain or maintain the related Insurance Policy, and (ii) pay taxes or assessments or other charges related to the related Mortgaged Property that give rise or that may give rise to liens on such Mortgaged Property when such taxes, assessments or other charges become due.

         EVENT OF DEFAULT: As defined in Section 5.02.



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         EXPENSE ADVANCE: With respect to a Mortgage Loan, an advance by
Servicer of its own funds, including advances to pay all Expenses, but not including any T&I Advances or advances of Monthly Payments required in connection with securitized Mortgage Loans.

         EXPENSES: With respect to a Mortgage Loan, any amounts reasonably incurred in connection with recovery on or release of such Mortgage Loan, including but not limited to foreclosure fees and expenses, legal fees and expenses, appraisal and property inspection fees and expenses, maintenance, repair and rehabilitation of the related Mortgaged Property and the costs of collection under any Insurance Policy and any other items agreed upon in writing by the Corporation and the affected Owner.

         FHLMC: Federal Home Loan Mortgage Corporation, or any successor thereto.

         FDIC: Federal Deposit Insurance Corporation, or any successor thereto.

         FNMA: Federal National Mortgage Association, or any successor thereto.

         FNMA SERVICING GUIDE: The guidelines and requirements established by FNMA regarding the servicing of single-family, conventional mortgage loans owned by FNMA, as amended from time to time by FNMA.

         GINNIE MAE: Government National Mortgage Association.

         HAZARD INSURANCE: With respect to a Mortgage Loan, (i) a standard homeowner's fire insurance policy with extended coverage, which shall provide coverage against loss sustained by fire and such other hazards as are customarily covered by extended coverage standard hazard insurance policies in the area where the related Mortgaged Property is located and (ii) where required by the applicable Owner, a standard flood insurance policy, in each case naming the originator of such Mortgage Loan and its successors and assigns as loss payee under a standard mortgagee clause or such other insurance policies as are required by the applicable Mortgage and related documents.

         INSURANCE POLICY: A policy or policies of insurance covering a Mortgage Loan or related Mortgaged Property, providing (without limitation) flood insurance coverage, Hazard Insurance coverage, special hazard insurance coverage, Mortgage Insurance or title insurance coverage, in each case issued by an insurer meeting the requirements of FNMA.

         INSURANCE PROCEEDS: Payments received with respect to a Mortgage Loan under any Insurance Policy or bond maintained in connection with such Mortgage Loan.

         IRS:  The Internal Revenue Service of the United States.

         LAW: Any applicable statute, law, ordinance, regulation, order, writ, injunction, or decree of the United States of America or any agency thereof or any state or political subdivision or agency thereof or any court of competent jurisdiction.


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         LEGAL MORTGAGE FILE: For any Mortgage Loan, the file, maintained by the related Owner or the custodian or trustee acting on behalf of the related Owner, containing the original related Mortgage Note, Mortgage and any assignments of such Mortgage, and such other documents as may be included in a custodial file held by any such Owner, custodian or trustee.

         LIEN: Any security interest, pledge, lien, mortgage, assignment, charge, participation, ownership, interest, or other encumbrance, security arrangement or any adverse claim of any nature whatsoever.

         LIQUIDATED MORTGAGE LOAN: A Mortgage Loan shall be a Liquidated Mortgage Loan on the earlier of (i) the date as to which the Servicer has determined, in accordance with the servicing procedures specified herein, that all Liquidation Proceeds that it expects to recover from or on account of such Mortgage Loan have been recovered and (ii) the date as to which any portion of amounts due pursuant to such Mortgage Loan are 180 or more days past due.

         LIQUIDATION DATE: With respect to a Mortgage Loan that has been foreclosed, the date of the final receipt of Insurance Proceeds, Liquidation Proceeds or other payments with respect to such Mortgage Loan.

         LIQUIDATION PROCEEDS: Amounts, other than Insurance Proceeds, received in connection with the liquidation of a defaulted Mortgage Loan, whether through trustee's sale, foreclosure sale, condemnation, taking under power of eminent domain, conveyance in lieu of foreclosure or condemnation, or otherwise.

         LOAN SETUP FEE: A fee due to the Servicer from the Corporation for each Mortgage Loan that it agrees to service hereunder as follows: if the Corporation delivers to the Servicer up to 1000 Mortgage Loans in a calendar month, the Loan Setup Fee shall be $10 per loan, if the Corporation delivers to the Servicer between 1000 and 2000 Mortgage Loans in a calendar month, the Loan Setup Fee shall be $7 per loan, and if the Corporation delivers to the Servicer over 2000 Mortgage Loans in a calendar month, the Loan Setup Fee shall be $0 per loan. The Loan Setup Fee shall be retained by the Servicer as described in Section 4.14 hereof.

         MONTHLY ACCOUNTING PACKAGE: The accounting reports set forth in Exhibit B hereto.

         MONTHLY PAYMENT: With respect to each Mortgage Loan, the scheduled monthly payment of principal and interest due on each related Due Date under the terms of the related Mortgage Note.

         MOODY'S: Moody's Investors Service, Inc.

         MORTGAGE: With respect to a Mortgage Loan, the instrument securing the related Mortgage Note which creates a lien on the related Mortgaged Property, subject only to permitted encumbrances.

         MORTGAGE INSURANCE: With respect to a Mortgage Loan or group of Mortgage Loans, any insurance relating to the Mortgagor's payments thereunder, such as private mortgage insurance or mortgage pool insurance.



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         MORTGAGE LOAN SCHEDULE: For any Transfer Date, a schedule identifying the Mortgage Loans the servicing of which is to be transferred to the Servicer on such Transfer Date.

         MORTGAGE LOANS: Any or all one-to-four family mortgage loans secured by the related Mortgages, and a limited number of unsecured loans, which loans will be or are being serviced pursuant to this Agreement, as specified in any Mortgage Loan Schedule.

         MORTGAGE NOTE: With respect to a Mortgage Loan, the promissory note or other evidence of indebtedness of the related Mortgagor.

         MORTGAGED PROPERTY: With respect to a Mortgage Loan, a fee simple interest (or, only if the property underlying the Mortgage Loan is located in an area where a leasehold interest is customary, a leasehold interest) in residential real property, together with improvements thereon, subject to the lien of the related Mortgage, which property includes a single family (one- to four-unit) residence thereon.

         MORTGAGOR: With respect to a Mortgage Loan, the obligor on the related Mortgage Note.

         NET LIQUIDATION PROCEEDS: With respect to any Mortgage Loan, Liquidation Proceeds thereof (and any Insurance Proceeds collected in connection with liquidation thereof), net of (i) any reasonable costs and expenses incurred by Servicer in connection with the foreclosure of such Mortgage Loan and the sale or other disposition of the related Mortgaged Property and (ii) any previously unreimbursed Advances made by Servicer in respect of such Mortgage Loan (other than any Expense Advances covered by clause (i) of this definition).

         NON-RECOVERABLE ADVANCE: Any Advance made by the Servicer in respect of any Mortgage Loan which, in the good faith judgment of Servicer, will not ultimately be recoverable by Servicer from funds received on account of such Mortgage Loan.

         NOTE RATE: The rate of interest payable by any Mortgagor on the outstanding principal balance of his or her Mortgage Note, as specified in (or calculated as described in) such Mortgage Note.

         OFFICER: Any duly authorized officer of Servicer involved in, or responsible for, the servicing of Mortgage Loans.

         ONE-TO-FOUR FAMILY MORTGAGE LOANS: Mortgage Loans with respect to which the related Mortgaged Property consists of a single parcel of real property with a detached single family residence erected thereon, or a two-to-four family residential dwelling, or an individual residential condominium unit; provided, however, that the related Mortgaged Property does not consist of a mobile home or the land on which the same has been placed.

         OPINION OF COUNSEL: A written opinion of counsel, who may be an employee of or the ordinary or regular outside counsel to the party on behalf of whom the opinion is being given, reasonably acceptable to each Owner to which such opinion is addressed.



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         OWNER: For any Mortgage Loan, the nominal or beneficial owner thereof.
The Owner of each Mortgage Loan may be the Corporation, FNMA or any entity to whom the Corporation has transferred such Mortgage Loan and assigned its rights under this Agreement as to such Mortgage Loan pursuant to Section 3.01 in connection with a Whole Loan Sale.

         PERMITTED INVESTMENTS: Those investments identified on Exhibit A hereto.

         PERSON: An individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or joint venture, or a court or a government or any agency or political subdivision thereof.

         PREPAYMENT PERIOD: With respect to any Mortgage Loan and any Remittance Date, the calendar month preceding the month in which such Remittance Date occurs.

         PRIME RATE: The rate of interest published by The Wall Street Journal, Northeast Edition, in the money rates section, as the "Prime Rate."

         PRINCIPAL PREPAYMENT: Any Mortgagor payment of principal or other recovery of principal on a Mortgage Loan (not including the principal portion of Insurance Proceeds or Liquidation Proceeds) which is not to be applied to any past, current or future Monthly Payment under the Mortgage Loan.

         QUALIFIED BANK: City National Bank of West Virginia, provided that it is "well-capitalized" under applicable regulations of the Office of the Comptroller of the Currency and any bank whose long-term unsecured debt obligations, short-term unsecured debt obligations or commercial paper are rated in one of a Rating Agency's two highest applicable rating categories. A bank shall be deemed to have the requisite rating if such bank is the principal subsidiary of a bank holding company and the long-term unsecured debt obligations, short-term unsecured debt obligations or commercial paper of such bank holding company are rated in the requisite category. A bank shall be deemed the principal subsidiary of a bank holding company if the bank's net worth exceeds 66 2/3% of the consolidated net worth of such bank holding company.

         RATING AGENCY: Any of Duff & Phelps Credit Rating Co., Fitch Investors Service, Inc., Moody's Investors Service, Inc., or Standard & Poor's Corporation.

         REMIC: A "real estate mortgage investment conduit," as defined in the REMIC Provisions.

         REMIC PROVISIONS: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which provisions appear at Sections 860A through 860G of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions and regulations and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time, or, if such provisions are no longer effective, such provisions of the applicable tax statute as shall have the same operation or effect as the preceding provisions.

         REMITTANCE DATE: The 10th day of each month (or the preceding Business Day if such 10th day is not a Business Day).



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         REO PROPERTY: A Mortgaged Property that has been acquired by the Owner of the related Mortgage Loan upon foreclosure or similar termination of the Mortgagor's rights under such Mortgage Loan. For purposes of the Servicer's obligation, to make Advances, a Mortgage Loan shall be deemed to continue to be outstanding even after foreclosure thereon until final disposition of any related REO Property.

         S&P: Standard & Poor's Corporation.

         SECURITIZATION: Any sale or other transfer of Mortgage Loans to a trust or other entity for the purpose of supporting pass-through certificates, collateralized mortgage obligations or other similar securities issued by such entity or the creation of a pool of Mortgage Loans otherwise used to support such securities.

         SERVICING FEE: Such term as defined in Section 4.14.

         SERVICING MORTGAGE FILE: With respect to a Mortgage Loan, the file containing (i) copies of certain documents executed or delivered in connection with the closing of such Mortgage Loan, including without limitation copies of the Mortgage Note, Mortgage and any assignments of such Mortgage, and (ii) any servicing documentation which relates to such Mortgage Loan of the type customarily included by mortgage loan servicers in their servicing files.

         SERVICING PROCEDURES: Such term as defined in Section 2.04(e).

         SERVICING RECORDS: With respect to a Mortgage Loan, all of the Servicer's servicing records, including without limitation all servicing files, documents, records, data bases, computer tapes (other than proprietary computer software of Servicer), reports of payment histories and other reports relating to the servicing of such Mortgage Loan, but excluding any servicing documentation which is included in the Servicing Mortgage File.

         SUPPLEMENTAL FEES: With respect to any Mortgage Loan, late charges, modification fees, subordination fees, release fees, insufficient funds charges and related amounts received in respect of a Mortgage Loan in connection with the servicing thereof, which amounts are not attributable to principal or interest on such Mortgage Loan or to Escrow Payments relating thereto.

         T&I ADVANCE: With respect to any Mortgage Loan, the advance by the Servicer of its own funds to pay Escrow Payments.

         TRANSFER DATE: Transfer Date(s) for any Mortgage Loans shall be the date or dates upon which such Mortgage Loans are Boarded and the Servicer begins to perform the servicing of such Mortgage Loans in accordance with the terms set forth herein.

         WHOLE LOAN SALE: Any sale or other transfer of Mortgage Loans from the Corporation to an investor not involving a Securitization.



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                                   ARTICLE II
                             ENGAGEMENT OF SERVICER

         SECTION 2.01. CONTRACT FOR SERVICING; POSSESSION OF SERVICING FILES.

         (a) Contract for Servicing. The Corporation hereby contracts with the Servicer exclusively to perform the servicing of all Mortgage Loans originated or otherwise acquired by it on or after August 1, 1998 (or an earlier date mutually agreeable to the Servicer and the Corporation), that are not sold by the Corporation on a servicing released basis, in accordance with this Agreement, which Mortgage Loans shall be identified on Mortgage Loan Schedules delivered by the Corporation to the Servicer from time to time. Each Owner of Mortgage Loans, by executing a counterpart hereof or otherwise affirmatively adopting this Agreement, affirms its retention of Servicer to perform such servicing on the terms and conditions set forth herein. The Corporation agrees to encourage purchasers of loans sold by it on a servicing released basis to retain Servicer to service such Mortgage Loans.

         (b) Mechanics of Transfer. On or before the Transfer Date for any Mortgage Loan, the Owner shall, with respect to the Mortgage Loans on the related Mortgage Loan Schedule, deliver, in an electronic format agreed upon by both parties, a schedule of all Mortgage Loans for which the servicing is being transferred, and the Servicer will confirm the Boarding and Servicer's then-customary quality control checks at the time of Boarding.

         (c) Possession of Servicing Mortgage Files. On or before the related Transfer Date, the Owner of the related Mortgage Loans shall, at Owner's expense and upon the request of the Servicer, cause each Servicing Mortgage File to be delivered to the Servicer, except such Servicing Mortgage Files or parts thereof that have been deposited with the Owners' custodian. Each Servicing Mortgage File delivered to the Servicer shall be held by the Servicer in order to service the Mortgage Loans pursuant to this Agreement and shall be held in trust by the Servicer for the benefit of the related Owner as the owner thereof. The Servicer's possession of any portion of the Mortgage Loan documents shall be at the will of the Owner for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to this Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Servicing Mortgage File shall be vested in the Owner and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Servicer shall immediately vest in the Owner and shall be retained and maintained, in trust, by the Servicer at the will of the Owner in such custodial capacity only. The portion of each Servicing Mortgage File retained by the Servicer pursuant to this Agreement shall be segregated from the other books and records of the Servicer and shall be appropriately marked to reflect the ownership of the related Mortgage Loan by its Owner. The Servicer shall release from its custody the contents of any Servicing Mortgage File retained by it only in accordance with this Agreement.

         (d) Delivery of Documents to Owners. The Servicer shall forward to the related Owner (or its designee) original documents evidencing any assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within one week of their execution; provided, however, that the Servicer shall provide the related



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Owner (or its designee) with a certified true copy of any such document submitted for recordation within one week of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original, and applicable recording information, within 120 days of its submission for recordation.

         (e) Term of Corporation's Obligations. It is understood by the Corporation and the Servicer that the Corporation will convey to the Servicer the servicing of Mortgage Loans pursuant to this Agreement until the earlier to occur of (i) the date on which the aggregate outstanding principal balance of Mortgage Loans being serviced by the Servicer pursuant to this Agreement is one billion dollars ($1,000,000,000) (the "Initial Period Termination Date") and
(ii) the date on which the Servicer is terminated for cause. It is further understood that the Servicer shall have no right to service any Mortgage Loans purchased by the Corporation after the Initial Period Termination Date, unless the Corporation and the Servicer mutually agree to extend this Agreement.

         (f) Servicing Changes. If, following the date of this Agreement, the Corporation shall propose to (i) originate loans other than those currently originated or otherwise acquired by it in the ordinary course of business which loans would have servicing requirements different from those set forth herein; and/or (ii) otherwise alter any aspect of its origination activities or servicing requirements that, in each case, Servicer determines in good faith would have a material effect on its obligations under this Agreement (any such amendment, supplement, discontinuation, introduction or other alteration being herein referred to as a "Servicing Change"), the Corporation shall give the Servicer written notice of each such proposed Servicing Change accompanied, as applicable, by a written description of each proposed loan type or amendment, supplement or other alteration to the origination or servicing activities, which description shall in each case be sufficiently clear, comprehensive and detailed to provide a reasonable basis for the training of individuals who would be required to follow the procedures described thereby (such written notice is referred to herein as a "Servicing Change Proposal").

         Within sixty (60) Business Days following the Servicer's receipt of a Servicing Change Proposal, the Servicer shall either (i) accept such Servicing Change Proposal by delivering to the Corporation a written notice of acceptance, in which case the Servicing Change shall become effective on the date specified in the Servicing Change Proposal, or (ii) deliver a written notice of non-acceptance to the Corporation stating that (a) the performance of services hereunder by the Servicer in accordance with such proposed Servicing Change would result in an increase in the cost to and burden upon the Servicer of performing services hereunder and/or (b) such proposed Servicing Change cannot be practicably implemented. Any such notice shall contain a description of the increased cost or burden or, as appropriate, the reason or such impracticability. In the event the Servicer timely delivers to the Corporation any such notice of non-acceptance in response to a Servicing Change Proposal, such proposed Servicing Change shall not become effective unless and until agreed upon in writing by both the Corporation and such party.

         In the event that Servicer advises the Corporation that it is not willing to enter into a Servicing Change with the Corporation at the price and on the terms and conditions set forth in the Servicing Change Proposal, or fails to advise the Corporation of its intentions within the sixty



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(60) day period referred to in the paragraph above, the Corporation shall be free for a period of sixty (60) days following the expiration of such sixty (60) day period to enter into a servicing agreement with a third party at a price and on other terms and conditions no more favorable to such third party than those set forth in the Servicing Change Proposal; provided, however, that the Corporation shall forward to Servicer a complete copy of the servicing agreement as negotiated with such third party at least five (5) business days before it is signed.

         Before the Corporation may enter into a servicing agreement with a third party at a price or on other terms and conditions more favorable to such third party than those set forth in the Servicing Change Proposal, the Corporation must provide a description of the price and the material terms and conditions (the "Terms") as proposed to such third party, and the Servicer may accept or reject the Terms within five (5) business days thereafter. If the Servicer accepts the Terms, the Servicer and the Corporation shall negotiate and enter into a servicing agreement based upon the Terms.

         As of the date hereof, the Corporation is not originating or otherwise acquiring mortgage loans for the purpose of Securitization with Freddie Mac or Ginnie Mae. A proposal by the Corporation to originate or otherwise acquire mortgage loans for Securitization with Freddie Mac or Ginnie Mae would be a Servicing Change.

         SECTION 2.02. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE CORPORATION.

         The Corporation hereby makes the following representations, warranties and covenants to Servicer as of the date hereof and as of each Transfer Date, and such representations, warranties and covenants shall survive transfer of servicing of the related Mortgage Loans to Servicer on such Transfer Date:

         (a) The Corporation is duly organized and validly existing under the Laws governing its formation and existence, has all licenses necessary to carry on its business as it is now being conducted, and is duly authorized and qualified to transact in each applicable state any and all business contemplated by this Agreement; the Corporation has all requisite corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith and therewith; the execution, delivery and performance of this Agreement by the Corporation and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Corporation; this Agreement evidences the valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except as enforcement hereof or thereof may be limited by applicable Debtor Relief Laws and general principles of equity, whether considered in a proceeding at law or in equity;

         (b) Any necessary approval of the transactions contemplated by this Agreement from each federal or state regulatory authority having jurisdiction over the Corporation has been obtained; there are no actions or proceedings pending or affecting the Corporation that would adversely affect its ability to perform hereunder;

         (c) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Corporation and will not result in the breach of any term or provision of the certificate of incorporation or other organizational documents of the Corporation or result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Corporation or its properties are subject, or result in the violation of any Law to which the Corporation or its properties are subject; and

         (d) To the best knowledge of the Corporation, with respect to each Mortgage Loan, the related Mortgage Note and Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as enforceability may be limited by Debtor Relief Laws and by general principles of equity, whether considered in a proceeding at law or in equity.

         SECTION 2.03. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SERVICER.

         The following representations, warranties and covenants are made by Servicer to each Owner on the date of this Agreement and shall be ongoing and in effect throughout the term of this Agreement, except that the representations, warranties and covenants made in Sections 2.03(h) and 2.03(i) are made only as of the date hereof:

         (a) Servicer is duly organized, validly existing and in good standing under the Laws governing its formation and existence, has all licenses necessary to carry on its business as it is now being conducted, and is duly authorized and qualified to transact in each applicable state any and all business contemplated by this Agreement and is in compliance with the Laws of each such state to the extent necessary to ensure the enforceability of the Mortgage Loans and the terms of this Agreement; Servicer has all requisite corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement by Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized by Servicer; this Agreement has been duly executed and delivered and evidences the valid and binding obligation of Servicer, enforceable in accordance with its terms, except as enforcement hereof may be limited by applicable Debtor Relief Laws and general principles of equity, whether considered in a proceeding at law or in equity;

         (b) Any necessary approval of the transactions contemplated by this Agreement from each federal or state regulatory authority having jurisdiction over Servicer has been obtained; there are no actions or proceedings pending or affecting Servicer that would adversely affect its ability to perform hereunder;

         (c) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of Servicer and will not result in the breach of any term or provision of the certificate of incorporation or bylaws of Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which Servicer or its property is subject, or result in the violation of any Law to which Servicer or its property is subject;

         (d) From time to time Servicer will report, as more fully set forth in this Agreement, information relating to the Mortgage Loans to the applicable Owners, and will do every act and thing which may be reasonably necessary or required to perform its duties under this Agreement;

         (e) Servicer agrees that for so long as it shall continue to serve in the capacity contemplated under the terms of this Agreement, Servicer (i) will not dissolve or otherwise dispose of all or substantially all of its assets and
(ii) will not voluntarily consolidate with or merge into any other entity or permit one or more other entities to consolidate with or merge into it; provided, however, Servicer may dispose of its assets, consolidate with or merge into any other entity or permit one or more other entities to consolidate with or merge into it if (A) such transferee, resulting or surviving entity (if other than the Servicer) expressly assumes, in a form approved by such Owner, all obligations of Servicer under this Agreement (including any accrued liabilities thereunder), (B) such transferee, resulting or surviving entity (if other than the Servicer) would not then be in default under any material provision of this Agreement, and (C) such transferee, resulting or surviving entity would have a net worth of at least $32,000,000. In connection with any disposition of assets, consolidation or merger which is permitted pursuant to the preceding sentence, such Owner shall release Servicer in writing from the obligations so assumed. Such release shall be effective upon the assumption by the transferee, resulting or surviving entity (if other than the Servicer) of all obligations of Servicer under this Agreement, it being understood that, unless such Owner otherwise agrees in writing, Servicer shall not be released from any liabilities arising from events, actions or omissions by Servicer prior to the date of such assumption;

         (f) No information, certificate of an Officer, statement furnished in writing, or report required hereunder, delivered to such Owner, will, to the best knowledge of Servicer after due inquiry, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading;

         (g) The Servicer can perform each and every covenant contained in this Agreement;

         (h) There is no action, suit, proceeding or investigation pending or threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement; and

         (i) The Servicer has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Owner.

         SECTION 2.04. COVENANTS RELATING TO MORTGAGE LOANS.

         With respect to each Mortgage Loan, the following covenants of Servicer to the related Owner shall be in effect with respect to each Mortgage Loan for so long as such Mortgage Loan is being serviced pursuant to this Agreement:

         (a) The terms, covenants and conditions of the Mortgage Loan will not be waived, altered, impaired or modified by Servicer in any respect other than as permitted by Section 4.01(b) hereof;

         (b) Servicer will not do any act or omit to do any act which creates or would create an offset, defense or counterclaim to the Mortgage Loan, including the obligation of the Mortgagor to pay the unpaid principal of and interest on the Mortgage Loan;

         (c) Any fees charged and retained by Servicer with respect to the Mortgage Loan, including Servicing Fees, Loan Setup Fees and any Supplemental Fees, will be in compliance with all applicable Laws and industry standards;

         (d) Servicer will comply with federal disclosure laws, the fair credit reporting act and other Laws which impose requirements, restrictions or conditions on Servicer in connection with the servicing of Mortgage Loans hereunder; and

         (e) The servicing practices to be used by the Servicer with respect to each Mortgage Loan will be in all respects in compliance with all federal, state and local laws, rules, regulations and requirements in connection therewith and will be consistent with the procedures and standards by which Servicer services loans held for Servicer's own account and the accounts of its affiliates (the "Servicing Procedures") otherwise customary in the mortgage origination and servicing business for loans of the same or similar size and type. Prior to the initial Transfer Date, Servicer shall provide to the Corporation a copy of the Servicing Procedures as currently in effect. Servicer acknowledges that the Corporation has entered into this Agreement in reliance upon the Servicer's independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, and its integrity, reputation and financial standing.

                                   ARTICLE III
                             ASSIGNMENT OF AGREEMENT

         SECTION 3.01.  ASSIGNMENT OF OWNERS' RIGHTS.

         The Servicer acknowledges and agrees that, from time to time, the Corporation (or a subsequent Owner) may assign, in writing, its right, title and interest in and to one or more Mortgage Loans and, in connection therewith, its rights under this Agreement with respect to such Mortgage Loans, and the Servicer hereby consents to each such assignment. The Corporation (or any assigning subsequent Owner) shall provide Servicer with prior written notice of any such assignment, together with a schedule identifying the Mortgage Loans so assigned.

         SECTION 3.02. DELEGATION OF OWNERS' RIGHTS AND DUTIES.

         The Corporation or any other Owner may assign, from time to time to the extent permitted by Law, all or a portion of the authority, rights and/or duties of the Corporation or such Owner under this Agreement to its duly appointed agents, including consultants, custodians or other Persons retained by the Corporation or such Owner. Upon Servicer's receipt of written notice of the taking of any action pursuant to this Section 3.02, Servicer shall treat any such assignee as if it were the applicable Owner in accordance with the terms set forth in such assignment, until notice to Servicer of any modification or termination of such assignment. Servicer acknowledges and consents to such actions, waives any further notice thereof and agrees to be bound thereby.

         SECTION 3.03. DELEGATION OF SERVICING OBLIGATIONS.

         Servicer may engage one or more subservicers to perform Servicer's obligations under this Agreement with the prior written consent of each Owner of Mortgage Loans to be subserviced by such subservicer. An Owner's consent to an appointment of a subservicer as referred to in the preceding sentence shall not be unreasonably withheld or delayed; provided that the subservicer makes the representations, warranties and covenants made by the Servicer in Section 2.03 above, in each case to the extent applicable to it. It is understood that the Servicer may not assign its rights hereunder to a successor Servicer without the prior written consent of each affected Owner.

         Servicer shall be entitled to delegate computational, data processing, collection and foreclosure duties and real estate tax collection and payment duties to subcontractors selected by Servicer without giving any notice or obtaining any consents from Owners, provided that Servicer may not delegate a material portion of its obligations under this Agreement without the prior written consent of each affected Owner, which shall not be unreasonably withheld or delayed. The Servicer shall assure that each entity retained to provide services as specified in this section is fully licensed and holds all required federal, state or local government franchises, certificates and permits necessary to conduct the business in which such entity is engaged and that such entity is reputable, knowledgeable, skilled and experienced and has the necessary personnel, facilities and equipment required to provide the services for which it is retained. Any entity retained in accordance with this paragraph shall be retained solely for Servicer's account and at Servicer's sole expense and shall not be deemed to be an agent or representative of the Owners of the related Mortgage Loans, their successors or assigns.

         No assignment, delegation, subcontract, authorization or appointment by Servicer of a subservicer or any other subcontractor or delegatee shall relieve Servicer of the liability and responsibilities with respect to any of its duties, liabilities or obligations so assigned, delegated, subcontracted, authorized or appointed, unless the related Owner otherwise consents in its sole discretion to release Servicer from the liability and responsibilities with respect thereto. Servicer may not pledge or encumber its rights or privileges hereunder without the prior written consent of each affected Owner, which such consent may be withheld in the Owner's sole discretion.

                                   ARTICLE IV
                          SERVICING DUTIES OF SERVICER

         SECTION 4.01.  SERVICING OF MORTGAGE LOANS.

         (a) General Servicing Standards. Servicer shall manage, service and administer the Mortgage Loans from and after their respective Transfer Dates in conformity with the terms of this Agreement in accordance with the best interests of the Owners thereof. In fulfilling the foregoing duties and in administering and enforcing Mortgages, Mortgage Notes and related security documents, and in fulfilling all of its other obligations under this Agreement, Servicer will exercise a degree of skill and care that is consistent with mortgage loan servicing standards exercised by prudent mortgage lending institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions where the respective related Mortgaged Properties are located and, to the extent consistent with the foregoing, in the same manner in which it services similar loans for its own portfolio or the portfolios of its Affiliates and with a view to the maximization of timely recovery of principal and interest on the Mortgage Loans, but without regard to: (i) any relationship that the Servicer or any Affiliate of the Servicer may have with the related Mortgagor, (ii) any obligations of the Servicer to make Advances relating to a Mortgage Loan, or (iii) the Servicer's right to receive compensation for its services hereunder. Servicer shall have full power and authority consistent with the aforementioned standards, acting alone and/or through agents and designees as permitted by Section 3.03 above, to do any and all things it may deem necessary or desirable in connection with such servicing and administration; provided, however, that to the extent Servicer is prohibited by any applicable rule, regulation, judicial or administrative determination or other order applicable to it from carrying out any of its obligations or duties provided for herein or in any document contemplated herein, such failure shall not constitute a breach of this Agreement.

         (b) Collection Procedures. Servicer shall make reasonable and prudent efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, consistently with the standards set forth above. Consistently with the foregoing, Servicer in its discretion may (1) waive any late payment charge or any assumption fees or other fees that may be collected in the ordinary course of servicing a Mortgage Loan and (2) arrange with a Mortgagor a schedule for the payment of due and unpaid principal and interest, if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is in the best interest of the Owner; provided, however, that unless the Servicer has obtained the prior written consent of the Owner, the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the mortgage interest rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except as such balance is reduced by Servicer's collection of payments of principal) or change the final maturity date on such Mortgage Loan if such modification would involve more than $1,000.

         (c) Amendment of Servicing Requirements. Subject to Section 2.01(e), Servicer agrees that an Owner may modify or supplement the servicing requirements set forth herein from time to time as they relate to its Mortgage Loans, provided that such modifications or supplements (i) are not imposed retroactively and (ii) are reasonably necessary or appropriate as a result of requirements relating to the prospective Whole Loan Sale of such Mortgage Loans or are reasonably necessary or appropriate to clarify or specify certain matters relating to the servicing of the Mortgage Loans.

         (d) Reconstitution upon Securitization. In connection with any Securitization of any Mortgage Loans serviced under this Agreement, Servicer agrees that it will enter into new servicing agreements (contained in pooling and servicing agreements, agency guides or otherwise) with the owners of such securitized Mortgage Loans, provided that the servicing provisions of, and the representations, warranties and covenants of Servicer contained in, any such agreement are substantially in accordance with those found in the servicing agreements customarily entered into by such owners and servicers in connection with similar Securitizations provided, however, that if the Corporation retains any interest in the Securitization, the Servicing and collection procedures used by the Servicer will be no less rigorous than those standards set forth in Sections 4.01(a) and (b) hereof. The Corporation and the Owners will encourage the retention of Servicer to servicer the Mortgage Loans to be included in any such Securitization.

         SECTION 4.02. COLLECTIONS AND REMITTANCES.

         (a) Servicer shall segregate on its records the various funds payable to Owners hereunder.


         (b) All moneys collected by Servicer pertaining to the Mortgage Loans, net of any applicable servicing fees, shall initially be deposited into the Collection Account. Funds on deposit in the Collection Account may be invested at Servicer's direction in Permitted Investments. Servicer shall be entitled to retain all income and gain from investment of funds. The Servicer shall deposit from its own funds the amount of any losses incurred on any Permitted Investments in which any such funds are invested into the respective accounts to which such losses relate, promptly after such losses are incurred.

         (c) On each Remittance Date, Servicer shall withdraw from the Collection Account (1) amounts necessary to pay itself the Servicing Fee and any applicable related fees for such month attributable to the related Mortgage Loans out of collections in respect of interest on such Mortgage Loans (to the extent not otherwise retained by Servicer from such collections) and (2) amounts necessary to reimburse itself or a predecessor Servicer for Non-Recoverable Advances made in respect of the related Mortgage Loans in accordance with
Section 4.04(b) below and any Loan Setup Fees and other service fees earned pursuant to Section 4.14 below, and shall retain such amounts or remit such amounts to the Person entitled thereto, as the case may be. After making the withdrawals and remittances described above on any Remittance Date, Servicer shall withdraw from the Collection Account all amounts collected in respect of the Monthly Payments due on the related Mortgage Loans during the Due Period ending in the month in which such Remittance Date occurs, net of the Servicing Fee and any applicable related fees, with respect to such Mortgage Loans withdrawn or retained by Servicer as described above (together with any late Monthly Payments collected by Servicer during such Due Period which were due in any prior Due Period), and shall remit such amounts at the related Owner's direction.

         (d) Servicer shall remit to the related Owner all Principal Prepayments in full, Insurance Proceeds received in connection with liquidation of the related Mortgage Loan (to the extent not required by the related Mortgage to be applied to the repair of the related Mortgaged Property) and Liquidation Proceeds (in the case of any such Principal Prepayment, Insurance Proceeds and Liquidation Proceeds described above, net of Expenses incurred by the Servicer, which are to be reimbursed to the Servicer, and net of previously unreimbursed Advances made by Servicer in respect of such Mortgage Loan).

         (e) The Servicer shall be entitled to retain for its own account all Supplemental Fees with respect to a Mortgage Loan.

         (f) All remittances of funds by Servicer to an Owner pursuant to this Agreement shall be made by wire transfer of immediately available funds on or before 2:00 p.m. Charleston, West Virginia time on the applicable Remittance Date (or other required date of remittance in the case of remittances required under Section 4.02(d) above); provided, however, that if any remittance is specified herein to be made on a day which is not a Business Day, such remittance shall be made on the Business Day immediately preceding such day.

         SECTION 4.03. ADVANCES.

         (a) Generally. The Servicer shall not be required to make Advances except as expressly set forth herein or in a written agreement between Servicer and the Owner.

         (b) T&I Advances. In the event that the Escrow Payments, if required, with respect to a Mortgage Loan or REO Property are insufficient to pay insurance premiums or taxes or assessments or other charges that give rise to or may give rise to liens on the related Mortgaged Property when such taxes, assessments or other charges become due, and such amounts are not otherwise paid by the Mortgagor, Servicer shall advance such amounts on behalf of the Mortgagor.

         (c) Expense Advances. The Servicer shall advance all Expenses related to recovery on or liquidation of Mortgage Loans (including the costs of disposition of any related REO Properties and costs of any collection or foreclosure proceedings relating to any Mortgage Loans).

         (d) Non-Recoverable Advances. Notwithstanding the foregoing, Servicer shall not be required to make any Advance of less than $1,000 that it determines in its good faith judgment would be, if made, a Non-Recoverable Advance, unless otherwise instructed by the Owner in writing. If Servicer determines in its good faith judgment that that any Advance of $1,000 or more would be a Non-Recoverable Advance, Servicer shall notify the Owner and shall not be required to make such Advance except out of funds provided specifically for such purpose to Servicer (in which case, Servicer shall not be entitled to reimbursement of such Advance pursuant to Section 4.04).

SECTION 4.04.  REIMBURSEMENT OF ADVANCES.

         (a) If Servicer shall have made an Advance in respect of a Mortgage Loan or REO Property, it shall be entitled to recover the amount of such Advance by retaining such amount from subsequent collections of payments on such Mortgage Loan, or from subsequent collections of income on any related REO Property, and in any event from Liquidation Proceeds of such Mortgage Loan or REO Property, or from Insurance Proceeds collected in connection with liquidation of such Mortgage Loan or REO Property.

         (b) If an Advance previously made in respect of a Mortgage Loan becomes a NonRecoverable Advance, and Liquidation Proceeds, Insurance Proceeds and other amounts collected in respect of such Mortgage Loan are insufficient to reimburse the Servicer for such Advance after the Mortgage Loan or the related REO Property has been liquidated, Servicer shall thereafter be entitled to reimburse itself out of any monies collected with respect to any Mortgage Loans being serviced by Servicer for the Owner of such Mortgage Loan prior to any remittance of such monies to such Owner.

         SECTION 4.05. COLLECTION OF INSURANCE PREMIUMS, TAXES AND ASSESSMENTS.

         (a) If funds are being held in the Collection Account with respect to a Mortgage Loan, all moneys received as Escrow Payments by Servicer with respect to such Mortgage Loan shall be held by Servicer for the benefit of the related Owner and the applicable Mortgagor. Servicer shall maintain a record of the source of each Escrow Payment and the total of such payments on deposit from each Mortgagor. Servicer shall obtain bills for taxes, insurance and other items related to the Mortgage Loan and effect payments thereof with checks drawn on the Collection Account, prior to each applicable due date.

         (b) If any Mortgagor does not make or is not required to make Escrow Payments for tax and insurance expenses and for payment of any other assessments or charges which could give rise to a lien on the related Mortgaged Property if not paid when due, Servicer shall be responsible for causing the related Mortgagor to pay taxes, insurance premiums and other similar items prior to their respective due dates in order to protect the interest of the related Owner in the related Mortgaged Property. If a Mortgagor fails to make such payments in a timely manner, the Servicer shall make a T&I Advance in the amount of such delinquent payments pursuant to Section 4.03(a) above.

         SECTION 4.06. ASSUMPTIONS.

         In connection with an assumption of a Mortgage Loan by a transferee of a Mortgaged Property, the Servicer shall process such assumption as provided for in the Mortgage Note or the Mortgage Note assumption rider and shall verify that:

         (a) no material term of the Mortgage Note (including, but not limited to, the mortgage interest rate, the amount and/or timing of the payment of principal or interest, the outstanding principal balance, the remaining term to maturity, the gross margin, the index, the maximum lifetime mortgage interest rate, the minimum lifetime mortgage interest rate, and any periodic rate cap or any periodic payment cap) has been changed in connection with such assumption;

         (b) the new Mortgagor qualifies for credit similar to that extended to the original Mortgagor under the Corporation's underwriting guidelines;

         (c) where applicable, the respective primary mortgage insurer and/or the respective pool insurer has in advance approved in writing such assumption of such Mortgage Loan by the assumptor and such Mortgage Loan will continue to be insured by such primary mortgage insurer and/or such pool insurer;

         (d) the documents relating to such assumption (i) create a valid and enforceable promise to pay the unpaid principal balance of the related Mortgage Loan, together with interest thereon in accordance with the related Mortgage Note by the new Mortgagor, and (ii) the related Mortgage continues to evidence a valid and perfected lien on the related Mortgaged Property without any change in seniority; and

         (e) such Mortgage Loan will continue to evidence a valid security interest upon the related Mortgaged Property without any change in seniority.

         In connection with an assumption of a Mortgage Loan and in accordance with the provisions of the related Mortgage Loan documents, upon verification of the matters described above, and upon ten days prior written notice to the related Owner, (i) the Servicer may approve such assumption and (ii) the Servicer may release the previous Mortgagor from liability (but only with the prior written approval (where applicable) of the primary mortgage insurer and/or the pool insurer, unless such approval is precluded by the terms of the Mortgage Loan documents).

         Subject to applicable law or regulation and the provisions of the related Mortgage Note, the Servicer may charge the Mortgagor and retain a reasonable and customary assumption fee. Such fee is receivable only from the Mortgagor directly and may not be withdrawn from any of the custodial accounts maintained hereunder.

         In connection with an assumption of a Mortgage Loan, the Servicer shall make all disclosures required by applicable law.

         In the case of any assumption in connection with which the Owner of the related Mortgage Loan is required to sign any assumption agreement, substitution agreement, supplement to the Mortgage Note or Mortgage, or instrument of release releasing the conveying Mortgagor from liability in connection with the related Mortgage Loan, in order to effect such assumption, Servicer shall deliver or cause to be delivered such documents to the applicable Owner for execution. Upon receipt of such documentation, the Owner shall execute such documents and return them to Servicer for delivery to the Mortgagor and the assumptor.

         Upon the closing of the transactions contemplated by any documents relating to an assumption of a Mortgage Loan, Servicer shall cause the originals of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the custodian of the Legal Mortgage File relating to such Mortgage Loan, and Servicer shall retain copies of such documents for retention in the Servicing Mortgage File for such Mortgage Loan.

         If a Mortgagor transfers a Mortgaged Property without the transferee entering into an assumption of the Mortgagor's Mortgage Loan as contemplated above, Servicer shall take all necessary actions to enforce any "due-on-sale" clause contained in such Mortgage Loan.

         SECTION 4.07. REALIZATION UPON DEFAULTED MORTGAGE LOANS.

         (a) Foreclosure. Servicer shall be responsible for determining the necessity of instituting foreclosure or other similar action with respect to each Mortgage Loan in accordance with prudent residential mortgage loan servicing standards relating to mortgage loans comparable to such Mortgage Loans generally accepted within the servicing industry. Servicer shall inspect Mortgaged Properties relating to delinquent Mortgage Loans as required by its collection procedures (or shall cause such Mortgaged Properties to be so inspected). The Servicer shall notify any related primary mortgage insurer or pool insurer of its decision to pursue foreclosure proceedings regarding a Mortgage Loan. Each foreclosure or similar proceeding shall be conducted by Servicer in accordance with general industry standards, this Agreement, applicable Law and all requirements of any insurer providing insurance on such Mortgage Loan. Servicer shall make available to the Owner any court pleadings, requests for trustee's sale or other documents necessary for the foreclosure or trustee's sale in respect of a Mortgaged Property or for any legal action brought to obtain judgment against any Mortgagor on a Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by a Mortgage Note or Mortgage or otherwise available to the related Owner against a Mortgagor at law or in equity. The Owner shall execute and redeliver, as required, any such documents to Servicer as soon as reasonably practicable after its receipt thereof.

         Servicer shall not commence foreclosure or other similar proceedings with respect to a Mortgage Loan in cases where it has actual knowledge that the related Mortgaged Property is contaminated by hazardous wastes or hazardous substances and where, in the good faith judgment of Servicer, the liabilities that would be imposed on the related Owner with respect to such contamination as a result of such action would exceed the Net Liquidation Proceeds that could be realized from such Mortgage Loan. Servicer shall notify the related Owner at any time it obtains actual knowledge of such a situation regarding any Mortgaged Property. Servicer shall have no affirmative duty or obligation to determine whether a Mortgaged Property is situated on a toxic waste site or is contaminated by hazardous wastes or hazardous substances and shall not be liable for any liabilities imposed on such Owner as a result of the existence of hazardous wastes or hazardous substances on any REO Property.

         (b) REO Property.

             1. General. Servicer shall manage or oversee the management of property received through foreclosure and Servicer shall handle or oversee the sale of any such property, consistently with the terms of this Agreement and prudent management standards relating to real estate comparable to the REO generally accepted within the servicing industry. The Servicer shall prepare and file reports, as necessary, relating to foreclosure and abandonment of REO Property in accordance with Section 6050J of the Code.

             2. Holding of REO Property. After the foreclosure of a Mortgage Loan and prior to disposition of any related REO Property, Servicer shall assist in the marketing, property management and sale or other disposition of the related Mortgaged Property. Servicer shall not be entitled to receive any Servicing Fees in respect of any REO Property. However, in consideration for its assistance in the marketing, property management and disposition of REO Properties, Servicer shall be paid a REO Property processing fee, upon the final disposition of the REO Property, of 5% of the price at which the REO Property is disposed of, which shall be treated as a selling expense for such REO Property as to which an Expense Advance was made and shall be deducted and retained by Servicer from the Liquidation Proceeds realized upon the sale or disposition of such Mortgaged Property. Notwithstanding any Owner's acquisition of title to a Mortgaged Property and cancellation or satisfaction of the related Mortgage Loan, such Mortgage Loan shall (except as otherwise expressly provided herein) be considered to be an outstanding Mortgage Loan until such time as the related REO Property is sold and the related Liquidation Proceeds have been remitted to the related Owner, with the same outstanding principal balance and the same Monthly Payments, Servicing Fees and Advances continuing to be due thereunder as if it had not been foreclosed. REO Property acquired by an Owner may be leased, improved or otherwise used for the production of income by or on behalf of the Owner.

         Income received by Servicer in respect of any REO Property in any month shall be treated as receipt of collections first in respect of Monthly Payments then due and unpaid on the related Mortgage Loan and second as Principal Prepayments of the related Mortgage Loan. Any proceeds of an REO Property shall be accounted for separately from other amounts held in the Collection Account.

             3. Disposition. Servicer shall make all reasonable efforts to dispose of any REO Property as soon as practicable after the related Owner's acquisition thereof. Servicer shall notify the Owner of all offers received with respect to such REO Property, and the Owner shall approve or reject such offers within five (5) business days. If the Owner does not respond within five (5) business days, Servicer may, at its option, sell the REO Property on the terms of the notice provided to the Owner or upon such terms as Servicer determines in good faith to be more favorable.

         After the foreclosure of a Mortgage Loan and disposition of any related REO Property, the related Owner shall be entitled to any net gain from the sale or disposition of the related Mortgaged Property which shall equal (i) the Net Liquidation Proceeds therefrom less (ii) (A) the outstanding principal balance of such Mortgage Loan, plus (B) any accrued and unpaid interest on the amount specified in clause (ii)(A).

         SECTION 4.08. REPORTS.

         On or before the 10th day of each month, Servicer shall submit to each Owner a Monthly Accounting Package for the Mortgage Loans owned by such Owner and relating to the preceding Due Period (as such report relates to Monthly Payments) and relating to the preceding Prepayment Period (as such report relates to Principal Prepayments, Liquidation Proceeds, Insurance Proceeds and other unscheduled payments, and to losses incurred on Mortgage Loans). In addition, in connection with any funds remitted on a date other than a Remittance Date,

Servicer shall furnish a report in connection with such remittance specifying the Mortgage Loan or Mortgage Loans to which such funds relate and a description of such funds on a loan-by-loan basis (i.e., whether such funds constitute principal, interest, Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, etc.). As required by applicable Law, Servicer shall report information related to the Mortgage Loans as necessary to permit the related Mortgagors and each Owner properly to file all required IRS returns. Servicer shall also provide to each Owner such other reports or information regarding the related Mortgage Loans as may be reasonably requested by such Owner.

         SECTION 4.09. MAINTENANCE OF HAZARD INSURANCE.

         If required by the applicable Mortgage and related documents, Servicer shall require that each Mortgagor obtain and maintain Hazard Insurance for each Mortgage Loan. Such Hazard Insurance must provide coverage in an amount equal to the lesser of (i) the unpaid principal balance of the covered Mortgage Loan and
(ii) the full insurable value of the related Mortgaged Property. Servicer also shall cause Hazard Insurance to be maintained on any REO Property providing coverage in an amount at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the policy providing such coverage. If the improvements securing a Mortgage Loan are located at the time of origination of such Mortgage Loan in a federally designated special flood hazard area and FNMA would require flood insurance thereon, Servicer shall cause flood insurance (to the extent commercially available) to be maintained in respect thereof to the extent permitted by the applicable Mortgage and related documents (and in respect of any REO Property relating to such Mortgage Loan). Such flood insurance shall provide coverage in an amount equal to the lesser of
(i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

         Servicer shall retain custody of such policies and renewals thereof, or proof of the existence thereof (which proof may consist of an appropriate entry in Servicer's computer records), and, upon request, shall issue a certificate of an Officer to the Owner certifying that the requirements of this Section have been met. Servicer's obligation to require such insurance to be maintained shall be absolute, regardless of any failure or refusal by any Mortgagor to pay in timely fashion any premium due thereon, and Servicer agrees, with respect to the Mortgage Loans, to indemnify and hold the applicable Owner harmless against any loss suffered by such Owner as a result of the absence of Hazard Insurance or flood insurance or the insufficiency of coverage provided by such Hazard Insurance or flood insurance to protect such Owner's interest with respect to any Mortgaged Property. Servicer shall use due diligence to ascertain the existence of any loss or damage to each Mortgaged Property and, upon obtaining knowledge thereof, shall immediately notify the applicable insurer. Each Hazard Insurance and flood insurance policy maintained with respect to a Mortgage Loan shall provide for payment to Servicer, on behalf of the applicable Owner and the related Mortgagor, in the event of loss, and payments for losses under any such policy shall be collected by Servicer and held in accordance with this Agreement until disbursed or remitted in accordance herewith.

         Any amounts collected under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts released to the Mortgagor in accordance with Servicer's normal servicing procedures) shall be deposited in the Collection Account. Any Insurance Proceeds (other than amounts used for restoration or repair or required by applicable law to be paid to the related Mortgagor) collected by Servicer shall be accounted for as though such proceeds constituted a Principal Prepayment except that, if such Insurance Proceeds are received in connection with the liquidation of the related Mortgage Loan, they shall be accounted for as though they were Liquidation Proceeds.

         Any cost incurred by Servicer in maintaining any such insurance shall not be added to the amount owing under the Mortgage Loan, regardless of whether the terms of the Mortgage Loan so permit. Any such costs shall be recoverable by Servicer out of payments by the related Mortgagor or out of Insurance Proceeds or Liquidation Proceeds of the related Mortgage Loan.

         If Servicer obtains and maintains a Lloyd's of London Equishield policy in substantially the form provided to the Corporation prior to the date of this Agreement or a blanket policy issued or an insurance company rated by Best's Rating Service in one of its two highest categories, insuring against hazard losses on all of the Mortgage Loans and REO Properties, it shall conclusively be deemed to have satisfied its obligation with regard to maintenance of Hazard Insurance. It is understood and agreed that such a blanket policy may contain a deductible clause, in which case Servicer shall deposit into the Collection Account, in no event more than two Business Days after its receipt of the related Insurance Proceeds, the amount of any loss on a Mortgaged Property or REO Property not payable under the blanket policy because of such deductible clause, but that would have been covered by a Hazard Insurance policy had one been maintained with respect to such property. Servicer agrees to present, on behalf of itself and the applicable Owner, claims under any such blanket policy. Servicer shall take all commercially reasonable action necessary to maintain in force any such blanket policy for such period as it is Servicing or managing any Mortgage Loans or REO Properties.

         SECTION 4.10. RELEASE OF MORTGAGE LOANS.

         (a) Payment in Full. Upon receipt by Servicer of the payment in full of any Mortgage Loan, Servicer will immediately notify the applicable Owner (subject to Section 4.10(c) below) of such situation (which notification shall include a statement to the effect that all amounts received or to be received in connection with such payment that are required to be deposited in the Collection Account have been or will be so deposited) and shall request delivery to it of the related Legal Mortgage File. Upon receipt of such notification and request, the Owner shall release (or cause to be released) the related Legal Mortgage File to Servicer as soon as reasonably practicable and execute and deliver to Servicer any request for reconveyance, deed of conveyance or reconveyance or release or satisfaction of mortgage, or other instrument in the form provided by Servicer releasing the lien of the related Mortgage, or any power of attorney authorizing Servicer to execute any of the foregoing instruments (such instruments having been prepared by Servicer), together with the related Mortgage Note with written evidence of cancellation thereof as directed by Servicer.

         (b) Requests for Release of Mortgage Files. From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, Servicer shall deliver to the related Owner (subject to Section 4.10(c) below) a certificate of an Officer requesting that all, or any document constituting part of, the Legal Mortgage File for such Mortgage Loan be released to Servicer and certifying as to the reason for such requested release. With any such certificate, Servicer shall deliver to the Owner a request for release signed by an Officer on behalf of Servicer in substantially the form set forth in Exhibit C hereto (a "Request for Release"). As soon as reasonably practicable after receipt of the foregoing, the Owner shall deliver (or cause to be delivered) the appropriate Legal Mortgage File or portion thereof requested to Servicer (subject to the provisions of any applicable custodial agreement, if the related Mortgage Loan is subject thereto). Owner shall reimburse Servicer for all reasonable out-of-pocket Expenses incurred by Servicer in obtaining substitutes for any documents requested that are not delivered in sufficient time to reasonably permit Servicer to comply with applicable laws or contractual obligations. Servicer shall hold any Legal Mortgage File or portion thereof held by it in trust for the benefit of the related Owner. Servicer shall cause each Legal Mortgage File or portion thereof in possession of Servicer to be returned to the related Owner or its designee when the need therefor by Servicer no longer exists, unless (i) the related Mortgage Loan has been liquidated and the Liquidation Proceeds relating to such Mortgage Loan have been deposited into the Collection Account or (ii) the Legal Mortgage File or portion thereof has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action in connection with the foreclosure of any Mortgaged Property securing a Mortgage Loan, either judicially or nonjudicially, and Servicer has delivered to the Owner a certificate of an Officer certifying as to the name and address of the Person to which such Legal Mortgage File or portion thereof was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan and sale of the related Mortgaged Property and if Servicer has previously delivered a Request for Release of the related Legal Mortgage File or any document constituting a part thereof, the Owner shall return (or shall cause to be returned) such Request for Release to Servicer upon deposit of the related Net Liquidation Proceeds into the Collection Account. If the related Mortgaged Property becomes REO Property, the Owner shall deliver (or shall cause to be delivered) the related Request for Release to Servicer upon delivery by Servicer to the Owner of the deed or other instrument pursuant to which title to such REO Property was acquired.

         (c) Custodians. All provisions of Sections 4.10(a) and 4.10(b) above, as they apply to any Mortgage Loan serviced hereunder, shall be subject to the terms of any custodial agreement between the related Owner and its custodian, to the extent Servicer has knowledge of such custodial arrangement and its applicability to such Mortgage Loan and has received a copy of the documentation of such custodial arrangement. If the Servicer is so aware, it shall deal with the custodian under such custodial arrangement as the designee of the related Owner to the extent specified in the related documentation, to the extent that the terms of such custodial arrangement do not conflict with the terms of this Agreement as they apply to Servicer.

         SECTION 4.11. MAINTENANCE OF FIDELITY BOND AND ERRORS AND OMISSIONS INSURANCE.

         Servicer will obtain and maintain in full force and effect throughout the term of this Agreement, at its own expense, a fidelity bond and errors and omissions insurance ("E&O Insurance"), covering Servicer's officers and employees and other persons acting on behalf of Servicer in its capacity as Servicer with regard to the Mortgage Loans. Servicer shall furnish to any Owner, within thirty (30) days of receipt, reasonably satisfactory evidence of the maintenance of such coverages. The amount of coverage under such fidelity bond and E&O Insurance policy shall be at least equal to the coverage that would be required by FNMA if Servicer were servicing the Mortgage Loans for FNMA. Such fidelity bond and E&O Insurance shall be issued by an insurance company acceptable to FNMA. In the event that any such bond or policy shall cease to be in effect, Servicer shall obtain from an insurer acceptable to FNMA a replacement bond or policy providing equivalent coverage. Servicer shall remit any amounts collected under such bond or policy relating to Servicer's activities with respect to the Mortgage Loans to the appropriate Owners to the extent of losses covered thereby incurred by such Owners. No provision of this Section shall operate to diminish, restrict or otherwise limit Servicer's responsibilities and obligations as set forth in this Agreement.

         SECTION 4.12. FINANCIAL AND OTHER INFORMATION.

         Servicer, at its expense, shall furnish to each Owner, upon Owner's request, financial statements of City Holding Company for each of its fiscal years, prepared in accordance with generally accepted accounting principles and certified by City Holding Company's independent accountants, as soon as available, and in any event promptly after such information is first filed with the Securities and Exchange Commission. The Servicer will provide to Owner, upon Owner's request, City Holding Company's unaudited quarterly financial statements as soon as available, and in any event promptly after such information is first filed with the Securities and Exchange Commission.

         The Servicer will deliver to the Owner, on or before March 31 of each year, beginning with March 31, 1999, an Officer's Certificate of the Servicer substantially in the form set forth in Exhibit D hereto stating that (1) a review of the activities of the Servicer during the preceding calendar year (or since the date hereof in the case of the first such statement) and of its performance under this Agreement has been made under such officer's supervision and (2) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its material obligations under this Agreement throughout such year (or since the Closing Date in the case of the first such statement), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

         On or before March 31 of each year, beginning with March 31, 1999, the Servicer at its expense shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer) to furnish a report to the Owner to the effect that such firm has examined certain documents and records relating to the servicing activities of the Servicer for the period covered by such report, and that such examination, which has been conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers (to the extent that the procedures in such audit guide are applicable to the servicing obligations set forth in this Agreement), has disclosed no exceptions or errors in records relating to the servicing activities of the Servicer that, in the opinion of such firm, are material, except for such exceptions as shall be set forth in such report.

         SECTION 4.13. LIABILITY OF SERVICER FOR EXPENSES OF OWNERS.

         Servicer agrees to pay, without reimbursement therefor, (i) all costs or expenses, including reasonable attorney's fees, incurred by an Owner resulting from failure by Servicer to file timely claims for losses relating to Mortgage Loans (including the failure to file timely claims under the insurance policies referred to in Section 4.09), (ii) all costs and expenses incurred by an Owner resulting from failure by Servicer to foreclose Mortgages relating to delinquent Mortgage Loans in a manner consistent with this Agreement, (iii) all reasonable costs and expenses incurred by an Owner in investigating Servicer's activities hereunder, if such investigation proves that Servicer has not complied in any material respect with this Agreement, (iv) all costs and expenses incurred by an Owner in connection with replacing Servicer in the event this Agreement is terminated with cause pursuant to Section 5.02 hereof, and (v) all penalties associated with the late payment of taxes, insurance premiums and other assessments, unless some action on the part of a Mortgagor directly contributed to the imposition of any such penalty, in which case Servicer shall collect any such penalty from such Mortgagor.

         SECTION 4.14. SERVICING COMPENSATION.

         (a) Servicing Fee. As compensation for its servicing activities hereunder, Servicer shall be entitled to retain its Servicing Fee (the "Servicing Fee"). The annual Servicing Fee for 125 Mortgage Loans shall be not less than 75 basis points (0.75%). In those cases in which the Servicer is authorized, pursuant to another agreement, to withhold from payments on a Mortgage Loan an annual servicing fee in excess of 75 basis points (the "Excess Fee"), the Corporation and the Servicer shall share the Excess Fee in a manner that will be negotiated in good faith by the Servicer and the Corporation with the intention of achieving an appropriate economic outcome for both parties.

         The Servicing Fee for all Mortgage Loans other than 125 Mortgage Loans will be negotiated in good faith by the Corporation and Servicer with the intention of achieving an appropriate economic outcome for both the Corporation and Servicer; provided that the Servicing

Fee shall not be less than the fee customarily paid servicers in the mortgage banking industry for servicing mortgage loans similar to such Mortgage Loans in similar circumstances.

         The Servicing Fee for any month shall equal one-twelfth of the annual Servicing Fee, multiplied by the outstanding principal balance of each Mortgage Loan as of the first day of such month, including any Mortgage Loan which is delinquent or in foreclosure during such month. After withholding its monthly Servicing Fee each month, the Servicer shall remit to the Corporation, on the related Remittance Date, any amount payable to the Corporation pursuant to this
Section 4.14.

         (b) Loan Setup Fee. The Servicer will be entitled to a Loan Setup Fee with respect to each Mortgage Loan to compensate the Servicer for actions it takes in connection with the acceptance of the obligation to service such Mortgage Loan. On each Remittance Date, the Servicer may withhold the Loan Setup Fee for each Mortgage Loan Boarded for which the Transfer Date occurred during the preceding calendar month, and may withdraw and retain such Loan Setup Fees for its own account.

         (c) Additional Compensation. Additional servicing compensation, in the form of Supplemental Fees and reinvestment income payable to Servicer pursuant to Section 4.02(b) above, may be paid to or retained by Servicer in respect of any Mortgage Loan to the extent not prohibited by the related Mortgage Note and permitted by Law and to the extent not contrary to the terms of this Agreement, and in the form of certain other servicing fees as set forth in this Agreement, may be paid to or retained by Servicer to the extent permitted by Law and not contrary to the related Mortgage or Mortgage Note.

         (d) Compensation For Revenues On Liquidated Mortgage Loans. If the Servicer obtains any collections on a Liquidated Mortgage Loan that is a 125 Mortgage Loan subsequent to the date on which it became a Liquidated Mortgage Loan, the Servicer shall be entitled to receive, as additional servicing compensation, 20% of such recovery amount.

         SECTION 4.15. NOTIFICATION OF ADJUSTMENTS.

         With respect to each adjustable rate Mortgage Loan, the Servicer shall adjust the mortgage interest rate on each related interest rate adjustment date and shall adjust the Monthly Payment on each related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the mortgage interest rate and Monthly Payment adjustments. The Servicer shall promptly deliver to the applicable Owner such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments as part of its Monthly Accounting Report or upon the reasonable written request of the applicable Owner. Upon the discovery by the Servicer or the receipt of notice from the Owner that the Servicer has failed to adjust a mortgage interest rate or Monthly Payment in accordance with the terms of the related Mortgage Note, the Servicer shall immediately deposit in the Collection Account from its own funds the amount of any interest loss or deferral caused the Owner thereby.

                                    ARTICLE V
                           TERMINATION AND LIABILITIES

         SECTION 5.01. LIMITATION ON RESIGNATION AND ASSIGNMENT BY THE SERVICER.

         The Servicer shall not resign from the obligations and duties hereby imposed on it as to any Mortgage Loan except by mutual consent of the Servicer and the Owner thereof or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to each affected Owner, which Opinion of Counsel shall be in form and substance acceptable to such Owner. No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder.

         SECTION 5.02. TERMINATION FOR CAUSE.

         The Owner of any Mortgage Loan may terminate all of Servicer's rights pursuant to this Agreement with respect to all Mortgage Loans owned by such Owner (subject to Section 5.04 below) upon the occurrence of any one or more of the following events (each, an "Event of Default"):

                  (1) Failure of Servicer to remit to such Owner as required by this Agreement any amounts received by Servicer (net of amounts the Servicer is entitled to retain), failure of Servicer to make any Advance as required by this Agreement, and the continuance of either such failure unremedied for three Business Days following the date upon which written notice of such failure, requiring the same to be remedied, shall have been received by Servicer.

                  (2) Failure of Servicer duly to observe or perform in any material respect any other covenant, condition or agreement contained in this Agreement that is required to be observed or performed by Servicer (other than as referred to in subsection (1) above) for a period of 30 days after Servicer's receipt of written notice from such Owner specifying such failure and requesting that it be remedied; provided, however, that if the failure stated in such notice cannot be corrected within such period and if corrective action is instituted by Servicer within such period and is diligently pursued until fully corrected, then this Agreement shall not be terminated as a result of such failure; and provided further, that if Servicer fails to correct such failure within 15 days after the end of the initial 30-day period, such Owner may forthwith terminate Servicer pursuant to this Section;

                  (3) Issuance or entry of a decree or order of a court, agency or supervisory authority having jurisdiction in the premises appointing a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding affecting Servicer or substantially all of its properties, or for the winding-up or liquidation of its affairs, if such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

                  (4) Consent by Servicer to the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding affecting Servicer or substantially all of its properties, or the commencement of voluntary liquidation or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its properties;

                  (5) Admission in writing by Servicer of its inability to pay its debts generally as they mature, or the filing of a petition to take advantage of any applicable bankruptcy or insolvency statute, or the making of an assignment for the benefit of creditors, or the voluntary suspension of the payment of its obligations;

                  (6) The Servicer assigns or delegates or attempts to assign or delegate its duties or rights under this Agreement (except as permitted in this Agreement);

                  (7) Falsity, which materially and adversely affects the Owner's rights hereunder, of any representation of warranty of Servicer contained in this Agreement and failure of Servicer to cure the condition or event causing any such representation or warranty to be false within sixty (60) days after the Servicer's receipt of written notice from Owner specifying such falsity and requesting that it be cured or corrected; or

                  (8) Failure of Servicer to maintain any license that it is required to have in order to carry out its responsibilities under this Agreement.

                  (9) The occurrence of three (3) or more Events of Default in any 12 month period irrespective of whether such Event of Default may have been cured pursuant to the cure provisions above.

         If any of the events specified in clause (4) or (5) above shall occur, Servicer shall give written notice of such occurrence to each Owner within three Business Days of the occurrence of such event. Notwithstanding any provision in this Agreement to the contrary, no Owner shall be liable in any respect for the termination of Servicer pursuant to this Section 5.02.

         A terminated Servicer shall retain all its rights hereunder to unpaid Servicing Fees and other servicing compensation due prior to termination of such Servicer, as well as its rights to receive reimbursement of previously unreimbursed Advances it made or expenses it incurred (to the extent provided in this Agreement).

         SECTION 5.03. EARLY TERMINATION.

         The Owner may terminate without cause the Servicer's right and obligation to service any Mortgage Loan pursuant to this Agreement as of a date specified in that notice that is prior to the Initial Period Termination Date (any such termination being herein referred to as an "Early Termination"). Upon any Early Termination by the Corporation or upon the sale of any loans serviced hereunder on a servicing released basis where Servicer will not continue to service such loans, the Owner shall pay to the Servicer a termination fee equal to Fifteen Dollars ($15.00) per Mortgage Loan for each Mortgage Loan that is then being serviced by the Servicer and is subject to such termination (the "Termination Fee"); provided, however, that if the Owner terminating under this Section 5.03 is not the Corporation or Sovereign Bancorp, Inc., the Termination Fee shall be Thirteen Dollars ($13.00) for each Mortgage Loan that is then being serviced by the Servicer and is subject to such termination. Upon any termination of the Servicer and upon receipt by the Servicer of all amounts due to the Servicer hereunder, the Servicer, as appropriate, shall forward all documents and other information stored in any format in the possession of the Servicer, as appropriate (or in the possession of any of the Servicer's subcontractors, agents or assignees), pertaining to any Mortgage Loan to such location as is specified by the Owner. As to any Mortgage Loan with respect to which any payment is thirty (30) or more days delinquent, all such documents and other information shall be transmitted to the Owner within five (5) days and as to any other Mortgage Loan, all data concerning the current status of that Mortgage Loan shall be transmitted as directed by the Owner within ten (10) days and any actual physical files (if any) with respect to such Mortgage Loans shall be transmitted as directed by the Owner within thirty (30) days. All out-of-pocket Expenses incurred in connection with any such transfer shall be borne by the Owner.

         SECTION 5.04. TRANSFER OF TERMINATED SERVICER'S SERVICING.

         Upon termination of this Agreement with respect to Servicer pursuant to either Section 5.01 or Section 5.02 above, the terminated Servicer shall cooperate fully with each applicable Owner in effecting the termination of Servicer's responsibilities and rights hereunder and Servicer shall, in accordance with applicable Law, immediately deliver or cause to be delivered to a servicer designated by such Owner (hereafter, "Designee Servicer") all monies held in the Collection Account, together with an assignment of this Agreement from Servicer to Designee Servicer as to the related Mortgage Loans, and immediately shall deliver as directed by such Owner all other monies at any time received by Servicer which will be required to be remitted to such Owner pursuant to this Agreement and which have not theretofore been remitted in accordance with this Agreement. In addition, within 30 days after any such termination, Servicer shall deliver or cause to be delivered to Designee Servicer all Servicing Mortgage Files and Servicing Records of Servicer relating to the subject Mortgage Loans. Servicer agrees to indemnify and hold the related Owner and its Designee Servicer harmless from and against any and all loss, damage and expenses (including reasonable attorneys' fees) that any of them may incur in securing the delivery of all files, the transfer of all escrow funds, and the remittance of all amounts collected by Servicer with respect to any related Mortgage Loan serviced by Servicer.

         SECTION 5.05. ACCESS TO SERVICER'S RECORDS AND AGREEMENT TO PAY ATTORNEYS' FEES.

         Each Owner and its agents may, from time to time, request Servicer to allow the inspection, at Owner's expense, of any of Servicer's books and records pertaining to such Owner's Mortgage Loans (including inspections by governmental agencies having jurisdiction over such Owner which are required by law), and Servicer shall allow such inspections and access to such books and records at reasonable times during Servicer's normal business hours and upon reasonable terms. If it is determined by any Owner that Servicer has breached or failed to perform under any provision of this Agreement, and such Owner shall employ attorneys or incur other expenses for the enforcement, performance, or observance of the terms of the Agreement on the part of Servicer, then such Owner, to the extent permitted by Law, shall be reimbursed by Servicer, on demand, for its reasonable attorneys' fees and other out-of-pocket expenses incurred in connection with such breach or failure. In the event any such actions cause Servicer to incur expenses in defense of its performance hereunder and it is determined that Servicer has not breached or failed to perform under any provision of this Agreement, then Servicer, to the extent permitted by Law, shall be reimbursed by such Owner or Owners, on demand, for its reasonable attorneys' fees and other out-of-pocket Expenses related to such defense. The Servicer understands that the Corporation desires to be able to monitor the Mortgage Loans "on-line" through Servicer's servicing systems, at the Corporation's expense. While the Servicer does not currently offer such monitoring and has not agreed to provide such on-line monitoring to the Corporation, it will discuss in good faith the possibility of providing such on-line access to the Corporation in the future.

         SECTION 5.06. NO REMEDY EXCLUSIVE.

         No remedy herein conferred upon or reserved to any Owner is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies of such Owner given under this Agreement or existing at law or in equity. No delay or omission to exercise any right or power of any Owner accruing under this Agreement shall impair any such right or power, or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

         SECTION 5.07. LIMITATION ON LIABILITY OF THE SERVICER AND OTHERS.

         Neither the Servicer nor any subservicer appointed by it, nor any of their respective partners, directors, officers, employees or agents, shall be under any liability to any Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, provided the action is consistent with this Agreement and provided the action is in full compliance with applicable law, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any subservicer against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith, negligence or violation of applicable state or federal law in the performance of his or her or its duties or by reason of reckless disregard of his or her or its obligations and duties hereunder. The Servicer, any subservicer, any of their respective partners, directors, officers, employees or agents, may rely in good faith on any document of any kind prima facie property executed and submitted by any person or entity respecting any matters arising hereunder. The Servicer, each subservicer, and each of their respective partners, directors, officers, employees or agents, shall be indemnified by each Owner and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of his or her or its duties hereunder or by reason of reckless disregard of his or her or its obligations and duties hereunder. Neither the Servicer nor any subservicer nor any of their respective partners, directors, officers, employees or agents shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties under this Agreement and that in its


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






opinion may involve it in any expense or liability; provided, however, that the Servicer or any subservicer may, with the prior written consent of the applicable Owners, undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interest of the Owners hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the related Owners, and the Servicer or such subservicer shall be entitled to be reimbursed therefor out of the Collection Account.

         SECTION 5.08. MERGER OR CONSOLIDATION OF THE SERVICER.

         The Servicer will keep in full effect its existence, rights and franchises as a corporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

         Any entities into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any entities succeeding to the business of the Servicer, shall be the successor to the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving entity shall be an institution having a net worth of at least $32,000,000.


                                   ARTICLE VI
                               GENERAL PROVISIONS

         SECTION 6.01. AMENDMENTS, CHANGES AND MODIFICATIONS.

         This Agreement may be amended, changed, modified, or altered with respect to any Mortgage Loan only by an instrument in writing executed by the applicable Owner and Servicer. Notwithstanding the foregoing, Servicer agrees to comply with the servicing standards set forth herein, as the same may be modified from time to time by the Corporation or any Owner pursuant to Section 4.01(c) hereof.

         SECTION 6.02. GOVERNING LAW.

                  This Agreement shall be construed in accordance with the Laws of the State of West Virginia, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such Laws. Notwithstanding the preceding sentence, it is understood and agreed that Servicer will service each Mortgage Loan in accordance with federal Laws and Laws of the state in which the related Mortgaged Property is located.

         SECTION 6.03. NOTICES.

         All notices, certificates or other communications hereunder shall be in writing and be deemed given when delivered (which delivery may be made by electronic facsimile transmission)


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


to the appropriate party at the address or telecopy number identified on the execution page hereof. Each party may, by notice given hereunder, designate any further or different address or telecopy number to which subsequent notices, certificates and other communications to such party shall be sent.

         SECTION 6.04. SEVERABILITY.

         In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof. Such invalid or unenforceable provision shall be amended, if possible, in accordance with
Section 6.01 in order to accomplish the purposes of this Agreement.

         SECTION 6.05. FURTHER ASSURANCES AND CORRECTIVE INSTRUMENTS.

         To the extent permitted by Law, the Corporation and Servicer agree that each will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such instruments of further assurance as may reasonably be required or appropriate further to express the intention, or to facilitate the performance, of this Agreement.

         SECTION 6.06. TERM OF AGREEMENT.

         With respect to each Mortgage Loan, the term of this Agreement shall end upon the earliest to occur of (i) termination of all of Servicer's rights pursuant to this Agreement with respect to such Mortgage Loan as provided in
Section 5.01, Section 5.02 or Section 5.03, (ii) remittance of the final payment of such Mortgage Loan to its Owner, or (iii) the Liquidation Date for such Mortgage Loan, and the resulting remittance of the proceeds to its Owner.

         SECTION 6.07. SURVIVAL OF OBLIGATIONS AND COVENANTS.

         After termination of this Agreement and transfer of the servicing rights to the Mortgage Loans to any Designee Servicer, Servicer shall continue to be liable for any failure to fulfill its obligations during the time that it acted as Servicer of the Mortgage Loans hereunder.

         SECTION 6.08. FORMS AND REPORTS.

         All forms or reports required by this Agreement as prescribed by the Owners from time to time may be amended, supplemented, or replaced as such Owners shall deem appropriate.

         SECTION 6.09. INDEMNIFICATION.

         Servicer agrees to, and does hereby, indemnify and hold harmless the Corporation and each Owner and its successors and assigns, as well as the officers, directors, employees, agents, partners and affiliates of any of the foregoing, against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against any of such indemnified parties, in any way related to or arising out of this Agreement or any of the


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


transactions contemplated herein, to the extent that any of the same results from or arises out of any breach of any representation or warranty made by Servicer in this Agreement in respect of Mortgage Loans owned by the Corporation or such Owner or from any breach by Servicer (by itself or through any subservicer) of any covenant or obligation of Servicer to the Corporation or such Owner under this Agreement or arising from Servicer's (or any such subservicer's) negligence, failure to comply with applicable law, willful misconduct or bad faith in the performance of its duties and obligations under this Agreement. The indemnities contained in this Section shall survive the termination of this Agreement.

         The Servicer may rely on the written instructions and directions of the applicable Owner pursuant to the terms of this Agreement and shall not be liable to the Owner for any action taken or for refraining from the taking of any action in good faith pursuant to such instructions and directions; provided, however, that this provision shall not protect the Servicer against any material breach of any representation or warranty made herein or material failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability that would otherwise be imposed by reason of any material breach of the terms and conditions of this Agreement.

         Each Owner agrees to, and does hereby indemnify and hold the Servicer harmless against, and shall reimburse the Servicer for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Servicer with respect to any action taken or not taken in good faith pursuant to the instructions and directions of such Owner as provided herein.

         SECTION 6.10. SERVICER AS INDEPENDENT CONTRACTOR.

         All services, duties and responsibilities of Servicer and any subservicer under this Agreement shall be performed and carried out by Servicer or such subservicer as an independent contractor, and none of the provisions of this Agreement shall be construed to make, authorize or appoint Servicer or any such subservicer as any Owner's employee, agent or representative.

         SECTION 6.11. COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, and it shall not be necessary that the signature of both parties hereto appear on any one counterpart hereof; each counterpart shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                     [Signatures Commence on Following Page]


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


         IN WITNESS WHEREOF, as of June 26, 1998, the Corporation and Servicer have caused this Servicing Agreement to be executed by their respective officers thereunto authorized.


                                    MEGO MORTGAGE CORPORATION

                                    By: /s/ Jeff S. Moore
                                       ----------------------------------------
                                    Name:   Jeff S. Moore
                                         --------------------------------------
                                    Title:  President
                                          -------------------------------------

            Notice Address:         Mego Mortgage Corporation
                                    1000 Parkwood Circle
                                    Atlanta, Georgia 30339
                                    Attention:  Jeffrey S. Moore


                                    CITY MORTGAGE SERVICES, a division of
                                      City National Bank of West Virginia

                                    By: /s/ A. Lawrence Crimmins, Jr.
                                       ----------------------------------------
                                    Name:   A. Lawrence Crimmins, Jr.
                                         --------------------------------------

                                    Title:  Executive Vice President/CFO
                                          -------------------------------------

            Notice Address:         City Mortgage Services
                                    25 Gatewater Road
                                    Cross Lanes, West Virginia 25313
                                    Attention:  President

            Copy to:                Hunton & Williams
                                    951 East Byrd Street
                                    Richmond, Virginia 23219
                                    Attention:  Randall S. Parks




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